Exhibit 99.1
ERICSSON TO TRANSFORM LIBERTY LATIN AMERICA MOBILE CORE NETWORK ACROSS THE REGION

Denver, Colorado - June 26, 2020: Ericsson is partnering with Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) in a major upgrade of its mobile core network and to accelerate its journey towards new technologies in the Caribbean and Latin America. The communications services provider has chosen Ericsson as its sole mobile core network vendor in a major network modernization drive.

The three-year deal will see Ericsson deploying state-of-the-art, virtualized and cloud-based mobile core network solutions to serve the regional Liberty Latin America market under a virtualized mobile core consolidation project. Deployment is expected to get underway in the second half of 2020 and will benefit LLA’s operations across the region.

By the end of this three-year project, Liberty Latin America’s mobile core networks will be fully virtualized, even more resilient, and prepared for future mobile technologies.

Vivek Khemka, Chief Technology and Product Officer, Liberty Latin America, says: “Current circumstances have shown the importance of resilient, high-speed networks. Deploying a new virtualized core network across the region will allow us to be ready for our customers’ changing needs. We continue to invest and modernize our network across the region to ensure better voice quality, higher data speeds, lower latency, data security and increased network resiliency, improving our customer experiences. The extension of our strategic partnership with Ericsson consolidates our commitment to the development of a new generation of services that will provide a greater experience for our customers in the region.”

Arun Bansal, President of Europe and Latin America, Ericsson, says: “We are incredibly pleased to be the sole partner working with Liberty Latin America on bringing our reliable core network to LLA’s markets. With our combined dedication to reliable networks and our forward-thinking strategies for the region, we are perfectly placed to bring the next generation of connectivity to the public. Working closely to modernize networks, we will not only be paving the way for technology shifts but ensuring a more sustainable and innovation driven future for the Caribbean and Latin America.”

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ABOUT ERICSSON

Ericsson enables communications service providers to capture the full value of connectivity. The company’s portfolio spans Networks, Digital Services, Managed Services, and Emerging Business and is designed to help our customers go digital, increase efficiency and find new revenue streams. Ericsson’s investments in innovation have delivered the benefits of telephony and mobile broadband to billions of people around the world. The Ericsson stock is listed on Nasdaq Stockholm and on Nasdaq New York. www.ericsson.com

Daniela Dib
External Communications, Latin America & Caribbean
daniela.dib.arguelles@ericsson.com
Phone: +52 1 (55) 4443 2611

ABOUT LIBERTY LATIN AMERICA
Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil, BTC, UTS and Cabletica. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a sub-sea and terrestrial fiber optic cable network that connects over 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:                    Media Relations:
Kunal Patel        ir@lla.com            Claudia Restrepo llacommunications@lla.com